EXHIBIT 1

                             JOINT FILING AGREEMENT


                  In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of common stock, par value $.01 per share, of Physician Computer Network, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 6th day of April, 1998.




                                                     /s/  Jeffry M. Picower
                                                    --------------------------
                                                           Jeffry M. Picower



                                                 DECISIONS INCORPORATED



                                                 By: /s/  April C. Freilich
                                                    --------------------------
                                                           April C. Freilich
                                                            President


                                                 JA SPECIAL LIMITED PARTNERSHIP

                                                 By:  Decisions Incorporated
                                                           General Partner



                                                 By:  /s/ April C. Freilich
                                                     -------------------------
                                                           April C. Freilich
                                                             President